Exhibit 10.54

US FOODS HOLDING CORP.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.	Introduction

1.1.	Purpose of the Plan

The purpose of the Plan is to provide Employees with the opportunity to acquire Shares or an interest in Shares in the Company.

Employees who participate in the Plan are given a right, called a Purchase Right, to buy Shares at the end of the specified Purchase Period.

The Plan is a discretionary plan. Participation by any Employee is purely voluntary.

1.2.	Employee Stock Purchase Plan

The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code. The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with that section of the Code.

1.3.	Other Similar Plans

The Company may establish similar plans for operation in other countries (“Sub-Plans”), as set out in Section 18. The Sub-Plans may be scheduled to the rules of this Plan or set out in separate documents. The Plan is, however, a separate and independent plan from the Sub-Plans.

1.4.	Shares for the Plan and Sub-Plans

The number of Shares authorized to be issued under the Plan in Section 8 applies in total to both the Plan and any Sub-Plans. The Committee will determine, at its discretion, the method for allocating the Shares under the Plan and the Sub-Plans without stockholder approval.

2.	Definitions

2.1.	As used in the Plan:

“Account” means the bookkeeping account established for a Participant in accordance with Section 10.6.

“Acquiring Company” means a person who obtains control of the Company.

“Acquisition Date” means the end of the Purchase Period (as specified by the Committee in the invitation), at which time the Purchase Right granted under the Plan may be exercised and Shares acquired on behalf of the Participant.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company or, where appropriate, a duly authorized committee of it.

“Business Day” means any day on which the New York Stock Exchange is open for the transaction of business.

“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including proposed regulation) include any successor provisions or regulations.

“Committee” means the Compensation Committee of the Board or such other committee selected by the Board to administer the Plan.

“Company” means US Foods Holding Corp, a company incorporated and organized under the laws of the state of Delaware and any successor entity.

“Compensation” as defined in the US Foods 401(k) Plan, as may be amended from time to time

“Contribution” means the amount of after-tax payroll deduction an Employee has agreed to make, as set out in his application for a Purchase Right.

“Dealing Restrictions” means restrictions imposed by statute, order, regulation or Government directive, or by any code adopted by the Company, or any US or other regulatory requirement restricting dealings in Shares.

“Eligible Employee” means an Employee who meets the requirements specified in the invitation to participate in the Offering and as set forth in Section 3 of the Plan.

“Employee” means an individual employed by a Participating Company.

“Grant Date” means a date selected by the Committee for an Offering to commence.

“Offering” means the grant of Purchase Rights to acquire Shares under the Plan to Eligible Employees.

“Parent” means a Person which is a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

“Participant” means a person holding a Purchase Right, including Representatives.“Participating Companies” means:

(i)	any Subsidiary organized under the laws of any state of the United States of America, unless the Committee has determined a Subsidiary is not designated to participate in the Plan; and

(ii)	any other Subsidiary designated by the Committee to participate in the Plan (as long as it is not participating in any Sub-Plan).

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this plan known as the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan.

“Purchase Period” means a period of time specified in the invitation within an Offering, beginning on the Grant Date and ending on the Acquisition Date, or such earlier date as may be established under Section 11 of the Plan.

“Purchase Price” means the amount payable for each Share on the exercise of a Purchase Right calculated as described in Section 6 of the Plan.

“Purchase Right” means a right to acquire Shares granted under the Plan.

“Representative” means the person entitled to receive the assets of a Participant under a Participant’s will or the laws of intestate succession, in the case of a deceased Participant, or to act as a guardian or conservator for a Participant, in the case of a Participant who is found to be incompetent.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of the common stock of the Company.

“Sub-Plan” means any employee stock purchase plan established in accordance with Section 18.

“Subsidiary” means a Person which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

Any references in the Plan to the masculine gender shall include references to the feminine gender and vice versa.

2.2.	Headings

Headings will be ignored in construing the terms of the Plan.

Eligibility

2.3.	Eligible Employees

A person will be eligible to participate if he or she:

2.3.1.	is employed for the purposes of Section 423(b)(4) of the Code by a Participating Company, including officers and directors, on the Grant Date; and

2.3.2.	(i) has such qualifying period (if any) of continuous service (not exceeding two years prior to the Grant Date), (ii) has such qualifying (if any) minimum number of customarily scheduled hours of work (not exceeding twenty), and/or (iii) such qualifying (if any) minimum number of months customarily worked per calendar year (not exceeding five), in each case as the Committee may from time to time determine.

2.4.	Restrictions on Eligibility

A person will not be eligible for the grant of any Purchase Rights if, immediately after the grant of a Purchase Right, the person owns stock possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary. For the purpose of this Section 3.2, the rules of Section 424(d) of the Code apply in determining the share ownership of any Employee and the Shares which he or she may acquire under all outstanding Purchase Rights. Purchase Rights will be treated as stock owned by the person.

3.	Invitations

3.1.	Operation

The Committee has discretion to decide whether the Plan will be operated. When the Committee operates the Plan it must invite all Eligible Employees to apply to participate.

The invitation will continue to have effect in respect of subsequent Offerings under the Plan such that a Participant who has withdrawn from an Offering under Section 10.4 may re-apply to join the Plan under Section 5.1 provided he or she continues to be an Eligible Employee.

3.2.	Time when Invitations May be Made

3.2.1.	Invitations may be made at any such time as the Committee determines, subject to any Dealing Restrictions.

3.2.2.	If the Committee cannot make the invitation due to Dealing Restrictions, the Committee may make the invitations at any time after the lifting of such restrictions.

3.3.	Form of Invitation

The invitation will specify:

3.3.1.	the Grant Date;

3.3.2.	the requirements a person must satisfy in order to be eligible to participate;

3.3.3.	the Purchase Price or how it is to be calculated;

3.3.4.	the length of the Offering, which must not exceed 27 months beginning with the Grant Date;

3.3.5.	how applications must be submitted and the closing date for applying to join the Offering;

3.3.6.	the maximum number, “if any, of Shares over which Purchase Rights may be granted:

(i)	individually;

(ii)	for the Offering;

(iii)	taken in conjunction with Offerings under the Sub-Plans; or

(iv)	for a specific Purchase Period;

3.3.7.	the maximum and minimum permitted Contribution which can be specified in a currency or as a percentage of the Participant’s Compensation;

3.3.8.	when and how frequently the payroll deductions will be made;

3.3.9.	the Acquisition Date at the end of the Offering when the Shares will be acquired; and

3.3.10.	any other terms, consistent with the terms and conditions of the Plan.

The invitation and Offering must comply with the requirements of Section 423(b)(5) of the Code.

3.4.	Limit on Participation

3.4.1.	No person may be granted a Purchase Right which permits his rights to purchase Shares under all plans of the Company, any Subsidiary or Parent of the Company that are qualified under Section 423 of the Code to exceed US$25,000 of the Fair Market Value of such Shares, determined at the time the Purchase Right is granted, for each calendar year in which such Purchase Right is outstanding at any time.

3.4.2.	To the extent necessary to comply with this requirement, the Committee may:

(i)	cause a Participants Contributions to be decreased in respect of any Offering; or

(ii)	take other actions it considers necessary to ensure compliance with Section 423 of the Code.

4.	Enrollment

4.1.	Form of Application

An application for a Purchase Right will be made in writing, or electronically, in a form specified by the Committee and will require the Eligible Employee to state:

4.1.1.	the Contribution he or she wishes to make;

4.1.2.	that his proposed Contribution, when added to any contributions he or she makes under any other stock purchase plans of the Company, its Subsidiaries or its Parent, will not exceed the maximum permitted under Section 423 of the Code.

An application in the form determined by the Committee which is improperly completed or late may be rejected.

4.2.	Subsequent Offerings

Unless the Participant withdraws from an Offering under Section 10.4, the Participant’s application is deemed to apply in respect of any subsequent Offerings if they are made available by the Company.

4.3.	Incorporation of Terms

The terms of each Offering will include, through incorporation by reference, the provisions of this Plan.

5.	Purchase Price

5.1.	Setting the Price

The Committee will determine the Purchase Price (or the method by which it shall be determined) at the beginning of the Offering. The Purchase Price must not be less than 85 percent of the Fair Market Value of a Share at the Acquisition Date.

5.2.	Fair Market Value

“Fair Market Value” on any particular day means the closing selling price for a Share on the New York Stock Exchange on that day.

If no selling price is reported for a particular date, “Fair Market Value” will be the closing selling price for a Share on the closest preceding Business Day for which such selling price is provided unless otherwise determined by the Committee. If the Shares are listed on any established stock exchange of a national market system (but they are not listed on the New York Stock Exchange), their “Fair Market Value” shall be the closing selling price for the Shares, as quoted on such exchange (or the exchange with the greatest volume of trading in Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other recognized source as the Committee determines. If the Share is no longer listed on an established market, “Fair Market Value” of a Share will be determined in good faith by the Committee.

6.	Grant of Purchase Right

6.1.	Grant

Unless there has been scaling down as described in Section 9, or the Committee decides not to proceed with an Offering, for example, because there are not enough Shares, the Committee must, on the Grant Date, grant to each Eligible Employee who has submitted and not withdrawn a valid application a Purchase Right to acquire, at the Purchase Price, the number of Shares for which the Eligible Employee has applied (or is deemed to have applied) based on the amount of Contributions he or she will make during the Offering.

The Committee will not grant a Purchase Right to anyone who is not an Eligible Employee on the Grant Date. If the Committee tries to do so, the grant will be void.

6.2.	Correction

Any grant of a Purchase Right in excess of the limit in Section 8 or Section 4.4 may be adjusted in any way so as to not exceed those limits.

6.3.	Transferability

Purchase Rights are not transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall only be exercisable during the Participant’s lifetime by the Participant.

7.	Shares Available for the Plan

7.1.	Limit Required by IRS Rules

Shares that may be issued or sold pursuant to Purchase Rights granted under the Plan and any Sub-Plan shall not exceed in the aggregate 1,250,000 Shares of the Company. This number is subject to the provisions of Section 14.3 relating to adjustments upon changes in capitalization.

7.2.	Exclusions

Where a Purchase Right is terminated or lapses without being exercised, these Shares are ignored when calculating the limits in this Section 8.

7.3.	Types of Shares

The Shares subject to the Plan may be Shares that have been authorized but unissued, Shares that have been bought, or treasury shares.

8.	Scaling Down

8.1.	Method

If valid applications are received for a total number of Shares in excess of any maximum number specified in the invitation under Section 4.3, Section 4.4 or any limit under Section 8 the Committee will scale down applications by choosing one or more of the following methods:

8.1.1.	reducing the proposed Contributions by the same proportion to an amount not less than the minimum specified in the invitation; or

8.1.2.	reducing the proposed Contributions to a maximum amount chosen by the Committee, which must not be less than the minimum specified in the invitation; or

8.1.3.	using other methods, but these must treat Eligible Employees fairly.

8.2.	Insufficient Shares

If, having scaled down as described in Section 9.1, the number of Shares available is insufficient to enable Purchase Rights to be granted to all Eligible Employees making valid applications, the Committee may decide not to grant any Purchase Rights.

9.	Payroll Deductions

9.1.	Start and End

Contributions will be deducted from payroll on each pay date during an Offering that includes Compensation for time worked during the Offering (unless terminated early in accordance with this section) or such other dates as the Committee may decide. All Contributions are made on an after-tax basis.

9.2.	Suspending Contributions

A Participant may request to suspend making Contributions at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. On the Acquisition Date the Participant’s Purchase Right will be exercised and Shares purchased to the extent of the Contributions made until the suspension date, unless a Participant withdraws from the Offering in accordance with Section 10.4. Any suspension under this Section 10.2 will take effect no later than the first pay date following ten (10) business days from the Company’s receipt of the change form and shall be effective for the entire duration of the Offering in which it is made (but not for any succeeding Offering), unless the Committee determines otherwise.

A Participant shall not be permitted to make up any missed Contributions as a result of suspension under this Section 10.2 or otherwise.

9.3.	Changing Contributions

Changes to Contributions during an Offering may be permitted, as the Committee may decide.

9.4.	Withdrawal from an Offering

A Participant may request to withdraw from an Offering at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. The request will take effect no later than fifteen (15) business days following the Company’s receipt of the request. For the avoidance of doubt, the Company is not obliged to process a request to withdraw from an Offering if the request is submitted later than fifteen (15) days prior to an Acquisition Date. If not processed prior to the relevant Acquisition Date, the request will take effect in respect of the next Offering.

All of the Participant’s Contributions credited to his Account will be paid to him no later than 30 days after receipt of his notice of withdrawal and his Purchase Right for the current Offering will be automatically terminated. No further Contributions for the purchase of Shares will be permitted or made during the Offering. Unless otherwise required by local law as determined by the Committee in its sole discretion, no interest or earnings shall be payable upon a Participant’s withdrawal from an Offering.

Unless the Committee sets forth limits on the frequency of a Participant’s ability to withdraw from an Offering, a Participant’s withdrawal from an Offering will not have any effect upon his eligibility to participate in the next Offering.

9.5.	Continued Participation

If so specified on the application, the Participant will continue to participate in successive Offerings unless terminated as provided in this Section 10.

9.6.	Account

The Contributions will be credited to a bookkeeping account for the Participant and may be deposited with the general funds of the Company or the Participating Company or, if the Committee so decides, with a banking institution or custodian as designated by the Committee. No interest or earnings shall be paid or credited to the Participant’s Account with respect to any payroll deductions except where required by local law as determined by the Committee.

9.7.	Compliance with Section 423

A Participant’s Contributions will, at any time, be decreased to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4.4. Contributions shall recommence at the rate provided in the Participant’s application at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless otherwise withdrawn by the Participant under Section 10.4 or changed under Section 10.3.

9.8.	Approved Leave of Absence

During an approved leave of absence, a Participant may continue to participate in the Plan but may elect to suspend Contributions in accordance with Section 10.2 during such leave period.

For the purposes of this Section 10.8, “approved leave of absence” means an Employee’s leave of absence (for example, military leave, maternity leave or sick leave) with the prior approval of an authorized person of his employer, during which period the Employee’s employment relationship is treated as continuing for the purposes of the Plan.

However, if the period of leave exceeds 90 days and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship is deemed to terminate for the purposes of the Plan on the first day immediately following such 90-day period.

10.	Termination of Employment

10.1.	General Rule on Termination and Death

A Purchase Right lapses immediately if a Participant dies or ceases to be employed by a Participating Company (for example, if he or she resigns). The Contributions credited to his Account will be returned to him or his Representative, as appropriate, without interest, no later than 30 days following the termination of employment and his Purchase Right will be automatically terminated.

10.2.	Beneficiary Designation

Notwithstanding Section 11.1, the Company may allow Participants to designate a beneficiary to receive the Contributions credited to the Participant and any Shares issued pursuant to the Plan which are held by a custodian on behalf of the Participant in the event of the Participant’s death, in accordance with such rules as it shall establish from time to time.

11.	Exercise of Purchase Right

11.1.	Exercise

Unless a Participant withdraws from the Plan as provided in Section 10.4, his Purchase Right will be exercised automatically on each Acquisition Date, and the maximum number of whole Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his Account. The Purchase Right cannot be exercised in part. Any surplus in the Account which is insufficient to purchase a whole Share will be either paid directly to the Participant in cash or carried forward, in either case pursuant to rules established from time to time. However, there are some conditions and exceptions to this general rule on exercise (See, Sections 12.2 and 12.3).

11.2.	Contributions

A Participant may exercise his Purchase Right only using funds equal to or less than the Contributions for the applicable Offering. A Participant can only use Contributions made before the Acquisition Date applicable to the Purchase Right.

11.3.	Registration Compliance

No Purchase Right may be exercised unless the Shares to be issued or transferred upon exercise are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

If, on an Acquisition Date during any Offering, the Shares are not registered or exempt or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on the Acquisition Date. The Acquisition Date will be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date will in no event be more than 27 months from the Grant Date.

If, on the Acquisition Date under any Offering, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Purchase Rights will be exercised, and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participants with any interest.

11.4.	Lapse

A Purchase Right will lapse and automatically terminate on the earliest of the dates specified below:

11.4.1.	the date on which the person ceases to be an Employee;

11.4.2.	the date on which the Participant gives notice under Section 10.4 that he or she intends to withdraw from the Plan; and

11.4.3.	as provided in Section 14.1.

12.	Acquisition of Shares

12.1.	Issue or Transfer

The Shares may be issued to a Participant or transferred to a custodian on behalf of the Participant. Subject to Section 12.3:

12.1.1.	Shares to be issued to a Participant following the exercise of a Purchase Right must be issued within 30 days of the Acquisition Date; and

12.1.2.	if Shares are to be transferred to a custodian following the exercise of a Purchase Right, the Committee must effect this transfer within 30 days of the Acquisition Date.

12.2.	Rights

12.2.1.	Shares issued to a Participant on exercise of a Purchase Right rank equally in all respects with the Shares in issue on the date of issue. They are not entitled to any rights attaching to Shares by reference to a record date preceding the date of issue.

12.2.2.	Where Shares are to be transferred to a custodian on the exercise of a Purchase Right, Participants are entitled to all rights attaching to the Shares by reference to a record date after the transfer date. They are not entitled to any rights before that date.

12.3.	Certificate of Incorporation and Bylaws

Any Shares acquired on the exercise of Purchase Rights are subject to the certificate of incorporation and bylaws of the Company in effect from time to time.

12.4.	Listing

If and so long as the Shares are listed on the New York Stock Exchange or on any other stock exchange where Shares are traded, the Company must apply for listing of any Shares issued pursuant to the Plan prior to or as soon as practicable after their issuance.

13.	Corporate Events

13.1.	Change in Control

Upon the occurrence of a Change in Control (as defined below), the Board, in its sole discretion may:

13.1.1.	Provide that each Purchase Right shall be assumed or an equivalent Purchase Right shall be substituted by the successor corporation or parent or subsidiary of such successor corporation;

13.1.2.	Establish a date prior to the consummation of the Change in Control that shall be treated as the Acquisition Date, and all outstanding Purchase Rights shall be deemed exercised on such date; or

13.1.3.	the Participant’s accumulated Contributions and any interest (if applicable) will be returned to the Participant as soon as practicable, the Purchase Rights will be cancelled and the Offering will terminate.

13.1.4.	If a Change in Control is pending, the Committee may delay the commencement of an Offering.

13.2.	Liquidation or Dissolution of the Company

If the Company passes a resolution for its liquidation or dissolution, any Offering shall terminate and Purchase Rights will be cancelled as at that date. Any Contributions and interest (if applicable), will be returned to the Participant as soon as practicable.

13.3.	Change in the Securities of the Company

If any change is made in the Shares of the Company (including by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, change in corporate structure or other transaction), the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Shares. Such mandatory adjustment may include a change in the type(s), class(es) and the maximum number of Shares subject to the Plan pursuant to Section 8, and shall adjust the type(s), class(es) number of Shares and purchase limits of each outstanding Purchase Right and the Purchase Price in any manner equitable to the Participants; this may include retrospective adjustments. If making such an adjustment, the Committee may consider any consideration received by the Company in the transaction. Adjustments may only be made if consistent with the applicable rules under Sections 423 and 424 of the Code.

The Company may notify the Participant of any adjustment made under this Section 14.3.

13.4.	Terms Used

For the purpose of this Section 14:

“Change in Control” means the first to occur of the following events after the adoption of the Plan:

13.4.1.	the acquisition (whether by purchase, merger, consolidation, combination, or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 50% (on a fully diluted basis) of either (A) the then outstanding Shares, taking into account as outstanding for this purpose such Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an equity award held by a particular participant in an employee incentive plan, any acquisition by such participant or any group of Persons including such participant (or any entity controlled by such participant or any group of Persons including the participant);

13.4.2.	during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14 A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

13.4.3.	the sale, transfer, or other disposition of all or substantially all of the assets of the Company to any Person that is not an Affiliate of the Company.

14.	General

14.1.	Notices

14.1.1.	Any notice or other document which has to be given to an Eligible Employee or Participant under or in connection with the Plan may be:

(i)	delivered or mailed to him at his address according to the records of his employing company; or

(ii)	sent by e-mail or fax to any e-mail address or fax number which, according to the records of his employing company, is used by him,

or in either case such other address which the Company considers appropriate.

14.1.2.	Any notice or other document which has to be given to the Company or other appointed agent under or in connection with the Plan may be delivered or mailed to it at such place as the Committee or its duly appointed agent may from time to time decide and notify to Participants or sent by e-mail or fax to any e-mail address or fax number notified to the sender.

14.1.3.	Notices mailed will be deemed to have been given on the earlier of the date of actual receipt and the seventh day after the mailing date.

14.1.4.	Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.

14.2.	Documents Sent to Stockholders

The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares.

14.3.	Costs

The Company or a Participating Company (as appropriate) will pay the costs of establishing and administering the Plan. The Company may require each other Participating Company to reimburse the Company for any costs incurred in connection with the grant of Purchase Rights to, or exercise of Purchase Rights by, Employees of that Participating Company.

14.4.	Terms of Employment

14.4.1.	For the purposes of this Section 15.4, “Employee” means any employee of the Company or any Subsidiary or associated company of the Company.

14.4.2.	This Section 15.4 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.

14.4.3.	Nothing in this Section or the operation of the Plan forms part of any contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Participating Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

14.4.4.	Subject to Section 4.1, no Employee has a right to participate in the Plan. Participation in the Plan or the grant of Purchase Rights on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Purchase Rights on the same basis, or at all, in any future year.

14.4.5.	The terms of the Plan do not entitle the Employee to the exercise of any discretion by the Company, a Participating Company or the Committee in his favor.

14.4.6.	No Employee will have a claim or right of action in respect of any decision, omission or exercise of discretion, not relating to an existing Purchase Right, which may operate to the disadvantage of the Employee.

14.4.7.	No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

(i)	any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

(ii)	any exercise of discretion or a decision made in relation to a Purchase Right or to the Plan, or any failure to exercise discretion or make a decision; or

(iii)	the operation, suspension, termination or amendment of the Plan.

14.4.8.	Participation in the Plan is permitted only on the basis that the Participant accepts all terms and conditions of the Plan, including this Section 15.4. By participating in the Plan, an Employee waives all rights under the Plan, other than the rights expressly granted herein or in any invitation to participate in accordance with the express terms of this Section in consideration for, and as a condition of, the grant of a Purchase Right under the Plan.

14.4.9.	Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

14.4.10.	Benefits under this Plan shall not be taken into account for the purpose of determining any benefits under any benefit plan unless such plan (or arrangement) specifically provides otherwise.

14.5.	Corporate Actions

The existence of any Purchase Right shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or preferred or prior preference stock ahead of or convertible into, or otherwise affecting, the Shares or the rights of them, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.6.	Employee Trust

The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable the trust or him to acquire Shares for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by law.

14.7.	Withholding

Unless the Participant discharges the liability himself, the Company or a Participating Company, the trustee of any trust or other third party administrator may withhold any amount and make any arrangements as it considers necessary to meet any tax withholding obligation of the Company in respect of Purchase Rights. These arrangements include the sale of any Shares on behalf of a Participant.

14.8.	Data Privacy

By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company, any Subsidiary or associated company trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

14.8.1.	administering and maintaining Participant records;

14.8.2.	providing information to an associated company, trustees of any trust, registrars, brokers or other third party administrators of the Plan;

14.8.3.	providing information to future purchasers of the Company or the business in which the Participant works; and

14.8.4.	transferring information about the Participant to a country or territory outside the United States of America that may not provide the same statutory protection for the information as the Participant’s home country.

14.9.	Offset

To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amounts owed for any reason by such Participant to the Company or Participating Company and to set off and apply the amounts so withheld from payment of any such amount owed to the Company or Participating Company, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Company, in its sole discretion, shall determine.

14.10.	Repurchase

The Company shall have no obligation to repurchase from any Participant any Shares acquired under the Plan.

14.11.	Legal Compliance

If in the opinion of counsel for the Company, it is necessary or desirable in order to comply with applicable laws or regulations relating to securities or exchange control, the Company may:

14.11.1.	require the Participant to provide confirmation of compliance with such local laws and regulations, without which the Purchase Right may lapse; and/or

14.11.2.	upon the exercise of the Purchase Right, substitute cash equal to the value of any spread (less any tax and social security contributions) for any Shares.

14.12.	Crediting Service

In the event of the adoption of the Plan by an Acquiring Company, the merger or consolidation of another company with a Participating Company, or the acquisition by the Company of another company, the Committee shall determine the extent, if any, to which employees affected by the event shall be credited under the Plan with service rendered to his employer prior to the event.

15.	Administration

15.1.	Committee’s Powers

The Committee will administer the Plan. Subject to the provisions of the Plan, the Committee has the power:

15.1.1.	to determine when and how Purchase Rights to acquire Shares will be granted and the provisions of each Offering of such Purchase Rights;

15.1.2.	to convert, when necessary, any value denominated in US dollars and cents to an equivalent currency based on a currency exchange rate that it selects for such purpose;

15.1.3.	to designate from time to time which Subsidiaries shall become Participating Companies;

15.1.4.	to construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan; and

15.1.5.	generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and other Participating Companies and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

15.2.	Committee’s Decision Final and Binding

All determinations of the Committee are final and binding on Employees, Participants and any other party claiming a right or a benefit under the Plan or in connection with any Offering.

15.3.	Indemnification of Committee

To the extent permitted by law, the Company shall indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection with the defense again such claim) arising from any act or failure to act under the Plan, provided any such member shall give the Company an opportunity, at its own expense, to handle and defend such claims. This shall not include actions which could be held to include criminal liability under applicable law. The provision of this Section 16.3 shall survive the termination of the Plan under Section 17.

16.	Changing the Plan and Termination

16.1.	Changing the Plan

The Committee may at any time change the Plan in any way. The Company shall obtain stockholder approval of such amendments in such a manner and to such a degree as required and to the extent necessary to comply with Section 423 of the Code (or any other applicable law). The Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.

16.2.	Notice

The Committee may give written notice of any changes made to any Participant affected.

16.3.	Termination of the Plan

The Committee may terminate the Plan at any time; provided, that no termination will adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such termination. For the avoidance of doubt, Purchase Rights granted before such termination will continue to be valid and exercisable as described in this Section.

17.	Overseas Participants

17.1.	Establishing Plans

The Committee may establish plans to operate overseas either by scheduling sub-plans to the Plan, or adopting separate plans in accordance with the authority given by stockholders (together “Sub-Plans”). This includes:

17.1.1.	designating from time to time which Subsidiaries will participate in a particular Sub-Plan;

17.1.2.	determining procedures for eligible employees to enroll in or withdraw from a Sub-Plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings; and

17.1.3.	allocating the available Shares under the Plan to the Sub-Plans for particular offerings.

17.2.	Overseas Laws

If, in the opinion of the Committee, local laws or regulations cause participation in the Plan to become unduly onerous for the Company, a Participating Company or a Participant, the relevant Purchase Right will not be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participant without any interest (unless required by applicable law). No right to compensation for loss of benefit will arise as a result of such an event.

18.	Governing Law

The laws of the state of Delaware (without regard to its conflicts of laws rules) govern the Plan and all Purchase Rights and their construction. The courts of the state of Delaware have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Purchase Right.